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                                                                    EXHIBIT 23.2


                          Independent Auditors' Consent

The Board of Directors
PRG-Schultz International, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-100817, 333-64125, 333-08707, 333-30885, 333-61578 and 333-81168) on Form
S-8 and Registration statement (No. 333-76018) on Form S-3 of PRG-Schultz International, Inc. of our report dated March 9, 2001, with respect to the consolidated statements of earnings, shareholders' equity and cash flows of PRG France, S.A. and subsidiaries for the year ended December 31, 2000, which report appears in the December 31, 2002 annual report on Form 10-K of PRG-Schultz International, Inc.

                                         ERNST & YOUNG Audit

                                         Any ANTOLA

Paris, France
March 14, 2003



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